UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Quanex Building Products Corporation

(Exact name of Registrant as specified in its charter)

Delaware	26-1561397
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip code)

Quanex Building Products Amended and Restated Employee Stock Purchase Plan

(Full title of the plan)

William C. Griffiths

President, Chief Executive Officer, and Chairman of the Board

Quanex Building Products Corporation

1800 West Loop South, Suite 1500

Houston, Texas

(713) 961-4600

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Evan Stone

Gardere Wynne Sewell LLP

2021 McKinney Avenue, Suite 1600

Dallas, Texas 75013

Telephone: (214) 999-4906

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	1,000,000 shares (1)	$19.625(2)	$19,625,000	$2,274.54

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s Amended and Restated Employee Stock Purchase Plan by reason of any stock dividend, stock split, or other similar transactions that increases the number of outstanding shares of common stock.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act based upon the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on March 28, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (this “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Quanex Building Products Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016, filed with the Commission on December 16, 2016 (the “Annual Report”);

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed); and

(3) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 10 (File No. 1-33913) filed with the Commission on January 11, 2008, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding to which he is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

The Registrant’s Restated Certificate of Incorporation (the “Restated Certificate”) states that the Registrant shall indemnify any director or officer to the full extent permitted by Delaware law. Article XVII of the Registrant’s Restated Certificate provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) based on the payment of an unlawful dividend or an unlawful stock purchase or redemption of the Registrant’s stock under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize further elimination or limitation of the liability of directors, then the Restated Certificate states that the liability of a director of the Registrant, in addition to the limitation on personal liability provided in the Restated Certificate, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Further, the Restated Certificate provides that any repeal or modification of Article XVII by the stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director existing at the time of such repeal or modification.

Article XI of the Third Amended and Restated Bylaws (the “Bylaws”) of the Registrant provides that, under certain circumstances, the Registrant is required to indemnify any person who was, is, or is threatened to be made a party in any action, suit or proceeding because such person is or was a director or officer of the Registrant, to the fullest extent authorized by Delaware law. The Bylaws also require the Registrant to provide for the payment of expenses in advance of the final disposition of any suit or proceeding brought against the director or officer of the Registrant in his official capacity as such, provided that, if Delaware law requires, such director or officer delivers to the Registrant an undertaking to repay any amounts advanced if it is ultimately determined that such director or officer is not entitled to indemnification. The Bylaws also provide that any repeal or modification of Article XI shall not adversely affect any right or protection thereunder arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification. The indemnification and advancement of expenses under Section 11.1 of the Bylaws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders, vote of disinterested directors, insurance arrangement or otherwise, both as to action in his or her official capacity and as to action in another capacity.

The Registrant has entered into separate indemnification agreements with each of its non-employee directors and executive officers that provide the maximum indemnity allowed to non-employee directors and officers under applicable law and also to provide for certain additional procedural provisions, as further described in the indemnification agreements. The Registrant also maintains a directors’ and officers’ insurance policy.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant dated as of March 4, 2016	8-K	3.1	March 7, 2016

4.2	Third Amended and Restated Bylaws of the Registrant as of March 4, 2016	10-Q	3.2	September 7, 2016

4.3	Form of common stock certificate of Registrant	10	4.1	February 14, 2008

23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on the signature page hereto)

99.1	Amended and Restated Employee Stock Purchase Plan, as amended and restated effective April 1, 2017	Def 14	Annex A	January 31, 2017

*	Filed herewith

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 3, 2017.

QUANEX BUILDING PRODUCTS CORPORATION

By:	/s/ William C. Griffiths
William C. Griffiths
President, Chief Executive Officer, and Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints William C. Griffiths, Brent L. Korb, and Dewayne Williams, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William C. Griffiths William C. Griffiths	President, Chief Executive Officer, and Chairman of the Board (Principal Executive Officer)	April 3, 2017

/s/ Brent L. Korb Brent L. Korb	Senior Vice President – Finance and Chief Financial Officer (Principal Financial Officer)	April 3, 2017

/s/ Dewayne Williams Dewayne Williams	Vice President and Controller (Principal Accounting Officer)	April 3, 2017

/s/ Susan F. Davis Susan F. Davis	Director	April 3, 2017

/s/ LeRoy D. Nosbaum LeRoy D. Nosbaum	Director	April 3, 2017

/s/ Joseph D. Rupp Joseph D. Rupp	Director	April 3, 2017

/s/ Curtis M. Stevens Curtis M. Stevens	Director	April 3, 2017

/s/ Robert. R. Buck Robert R. Buck	Director	April 3, 2017

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant dated as of March 4, 2016	8-K	3.1	March 7, 2016

4.2	Third Amended and Restated Bylaws of the Registrant as of March 4, 2016	10-Q	3.2	September 7, 2016

4.3	Form of common stock certificate of Registrant	10	4.1	February 14, 2008

23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on the signature page hereto)

99.1	Amended and Restated Employee Stock Purchase Plan, as amended and restated effective April 1, 2017	Def 14	Annex A	January 31, 2017

*	Filed herewith